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                                                                       EXHIBIT 5

                     [Letterhead of Mayer, Brown & Platt]

                                                   July 24, 1998



Jackson Products, Inc.
2997 Clarkson Road
Chesterfield, Missouri 63017

Ladies and Gentlemen:

     We are acting as special counsel to Jackson Products, Inc. (the "Company")
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in connection with the corporate proceedings ("Corporate Proceedings") taken and
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to be taken relating to the registration under the Securities Act of 1933, as amended, of an exchange offer relating to the 9 1/2% Series B Senior
Subordinated Notes due 2005 of the Company (the "Notes").  We have also
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participated in the preparation and filing with the Securities and Exchange
Commission of a registration statement on Form S-4 as amended (the "Registration
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Statement") relating to the Notes.
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     In connection therewith, we have examined or are otherwise familiar with the Company's Amended and Restated Certificate of Incorporation, the Company's By-Laws, as amended to date, the Registration Statement, the Indenture, dated as of April 22, 1998, between the Company and State Street Bank and Trust Company (the "Indenture"), relevant resolutions of the Board of Directors of the
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Company, and such other documents and instruments as we have deemed necessary for the purposes of this opinion.

     We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

     Based on and in reliance upon the foregoing, we are of the opinion that upon completion of the Corporate Proceedings, the Notes will be duly authorized for issuance and when delivered in accordance with the terms of the exchange offer described in the Registration Statement, the Indenture and the Corporate Proceedings, will be validly issued and enforceable in accordance with the Indenture. Furthermore, we hereby confirm that the discussion set forth under the "Certain Tax Considerations" in the prospectus (the "Prospectus") forming a
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part of the Registration Statement represents our opinion as to the material
U.S. federal income consequences of the receipt, ownership and disposition of the Notes.
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     We hereby consent to the filing of this opinion as an Exhibit to the
Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus.



                                       Very truly yours,


                                       /s/ Mayer, Brown & Platt
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                                       Mayer, Brown & Platt